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                                                                    Exhibit 99.1


WIRELESS AGE CLOSES ACQUISITION OF RELM CONVERTIBLE NOTE
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TORONTO, ONTARIO - JANUARY 5, 2004 ---- Wireless Age Communications, Inc.
(OTCBB:WLSA) announced today that, on December 31, 2003, it consummated the acquisition of $1,700,000 in outstanding principal amount of an 8% Convertible Subordinated Promissory Note of RELM Wireless Corporation (OTCBB:RELM). Wireless Age purchased the note from Special Situations Private Equity Fund, L.P. for a cash purchase price of $1,870,000.

The note matures on December 31, 2004 and is currently convertible into approximately 904,255 common shares of RELM Wireless which represents approximately a 9.1% ownership position in RELM Wireless.

RELM Wireless designs, manufactures and markets wireless communications equipment consisting of land mobile radios and base station components and systems. The Company considers RELM Wireless a competitor to certain segments of the Company's business.

This release includes projections of future results and "forward-looking statements" as that term is defined in Sections 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

For further information:

Keith Schaefer
Vanguard Shareholders Solutions Inc.
1205-1095 W. Pender St.
Vancouver, B.C.
P: 866-801-3777
F: 604-688-0854
www.vanguardsolutions.ca
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